SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2006

SUB-URBAN BRANDS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-109903	47-0926492
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		ID Number)

2222 E. Washington Blvd, Suite B Los Angeles, CA 90021

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (213) 229-2885

4251 East Melody Drive, Higley, AZ 85236

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On May 16, 2006, Sub-Urban Brands, Inc., a Nevada corporation (the “Company”) entered into a letter of engagement (the “Agreement”) with Trilogy Capital Partners, Inc. (“Trilogy”).  The term of the Agreement is for twelve months beginning on May 16, 2006 and terminable thereafter by either party upon 30 days’ prior written notice.  Pursuant to the Agreement, Trilogy will provide marketing and financial public relations services to the Company and will designate a principal account representative for the Company. The Company will pay Trilogy $12,500 per month under the Agreement.

Item 3.02                                         Unregistered Sales of Equity Securities.

Pursuant to the Agreement, the Company issued warrants to purchase 3,600,000 shares of Common Stock of the Company at an exercise price of $0.25 per share (the “Warrants”).  The exercise price of $0.25 was determined prior to any trading of the Company’s common stock by using the conversion price of the most recent issuance of promissory notes convertible into common stock of the Company.  The Warrants issued to Trilogy are exercisable upon issuance and expire on May 15, 2009. The Company has agreed to file by November 16, 2006 a registration statement with the Securities and Exchange Commission registering for resale the shares of Common Stock underlying the Warrants, or to include such shares in a registration statement prior to November 16, 2006 on a piggyback basis, subject to the underwriter’s approval.  The offer and sale of these securities was made in reliance on Section 4(2) of the Securities Act of 1933, as amended.  The offer and sale of the Warrants did not involve a public offering.

Item 9.01                                             Financial Statements and Exhibits

(d)          Exhibits.

4.1                                                        Form of Warrant issued to Trilogy Capital Partners, Inc.

10.1                                                   Letter of Engagement between Trilogy Capital Partners, Inc. and Sub-Urban Brands, Inc. dated May 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUB-URBAN BRANDS, INC

Date: May 31, 2006	/s/ Jack Mott
Jack Mott, Chief Financial Officer

2